Corning Incorporated
www.corning.com

News Release

FOR RELEASE — NOVEMBER 27, 2012

Corning Announces Expiration and Results of Cash Tender Offer

CORNING, N.Y. – Corning Incorporated (NYSE:GLW) announced today that its cash tender offer relating to an aggregate principal amount of $75,000,000 of debentures expired at 11:59 p.m., New York City time, on Monday, November 26. According to information provided by D.F. King & Co., Inc., the depositary for the tender offer, $74,736,000 in aggregate principal amount of debentures subject to the cash tender offer were validly tendered and not validly withdrawn before the expiration date. The tendered debentures are set forth below:

Title of Security	Acceptance Priority Level	Aggregate Principal Amount Outstanding	Principal Amount Tendered	Approximate Percentage of Outstanding Amount Tendered
8.875% Debentures due August 15, 2021	1	$75,000,000	$13,095,000	17.46%
8.875% Debentures due March 15, 2016	2	$75,000,000	$10,729,000	14.31%
6.75% Debentures due September 15, 2013	3	$100,000,000	$50,912,000	50.88%

Aggregate Total Tender Offer Debentures(1)		$250,000,000	$74,736,000	29.89%

(1)	The maximum aggregate principal amount of debentures Corning offered to purchase was $75,000,000.

Corning has accepted for purchase all of the debentures tendered, as noted above.

Corning expects to make payment for all debentures accepted for purchase, including payment of accrued but unpaid interest on the purchased debentures, in same-day funds on Tuesday, Nov. 27, 2012.

J.P. Morgan Securities LLC served as dealer manager for the tender offer. D.F. King & Co., Inc. served as depositary and information agent for the tender offer. The Colbent Corporation served as certificated notes depositary for debentures tendered by physical delivery.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:	Investor Relations Contact:
M. Elizabeth Dann	Ann H. S. Nicholson
(607) 974-4989	(607) 974-6716
dannme@corning.com	nicholsoas@corning.com

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